Exhibit 99.1

Sharps Technology and Nephron Pharmaceuticals Signs Distribution

Agreement for its Innovative Syringe Products

Company anticipates products to be available in the first quarter of 2023 with initial revenue from this agreement expected in the first half of the year

Strengthens the collaboration between Sharps and Nephron to advance the previously announced Inject-EZ startup in South Carolina in early 2023

NEW YORK - Sharps Technology, Inc. (the “Company”, “Sharps”) (NASDAQ: “STSS” and “STSSW”), an innovative medical device and drug delivery Company offering patented, best-in-class syringe products, is pleased to announce the signing of a distribution agreement with partner Nephron Pharmaceuticals. This is a strategic first step in building the larger partnership between the two companies and is in support of their recently announced collaboration.

“This distribution agreement opens so many possibilities for Sharps Technology and Nephron Pharmaceuticals,” commented Robert Hayes, Sharps Technology CEO. “The timing is perfect in that we are expanding our ability to supply innovative drug delivery systems at a point when the market is in demand for them. Through this distribution plan, Sharps Technology will be able to deliver increased capacity, driving growth for one of the high value product segments of our business.”

The agreement also allows for Sharps Technology to utilize Nephron’s sales and marketing teams to further support the sale of the Company’s innovative products to targeted customers within the Nephron customer network. Nephron’s customer network includes a reach of more than 3,000 customers through a combination of direct and online sales through their web-based electronic portal system. This hybrid sales environment will allow for targeted marketing plans for the different types of customers within the network. Sharps will support the sales strategy with customer product in-servicing to facilitate specialized customer opportunities, which include the development of custom drug delivery solutions and private labeled product configuration needs.

The collaboration between Sharps and Nephron is expected to continue to grow as previously announced, as the companies move forward with the startup of the Inject-EZ operation in South Carolina in early 2023. We believe that this opportunity to support Nephron and co-manufacture a portfolio of specialized copolymer prefilled syringe systems will further advance the revenue plan for Sharps in late 2023 for these products. This partnership to co-produce these needed products for the pharmaceutical industry will pull forward Sharps’ plan to offer these products by more than two years.

Mr. Hayes concluded, “The distribution agreement will further accelerate the sales plan for our innovative syringe products that are currently being produced in the Sharps plant in Hungary. The opportunity to pull forward our sales plan for customers here in the US will create a unique opportunity for early revenue at Sharps. We expect to have our first products available for sale in the US by the end of January 2023. Sharps will be adding additional products to the distribution network by mid-year 2023 from its plant in Hungary as part of a phased manufacturing ramp-up strategy for the Company.”

About Sharps Technology, Inc.

Sharps Technology is a medical device and pharmaceutical packaging company specializing in the development and manufacturing of innovative drug delivery systems. The company’s product lines focus on low waste and ultra-low waste syringe technologies that incorporate both passive and active safety features. These features protect front line healthcare workers from life-threatening needle stick injuries and protect the public from needle re-use. Sharps Technology has extensive expertise in specialized prefilled syringe systems and ready to use processing. The company has a manufacturing facility in Hungary, and has partnered with Nephron Pharmaceuticals to expand its manufacturing capacity in the US. For additional information, please visit www.sharpstechnology.com.

Forward-looking Statements

This press release contains “forward-looking statements” Forward-looking statements reflect our current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this press release relating to our business strategy, our future operating results and liquidity, and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy, and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance, or achievements. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Investor Relations:

Dave Gentry

RedChip Companies Inc.

1-800-RED-CHIP (733-2447)

Or 407-491-4498

STSS@redchip.com

or

US Investor Relations:

Adam Holdsworth, Managing Director

TraDigital IR

adam@tradigitalir.com